Exhibit 15

Acknowledgment Letter of Independent Registered Public Accounting Firm

October 26, 2022

The Shareholders and Board of Directors of State Street Corporation

We are aware of the incorporation by reference in the Registration Statements, as listed below of State Street Corporation of our report dated October 26, 2022 relating to the unaudited condensed consolidated interim financial statements of State Street Corporation that are included in its Form 10-Q for the quarter ended September 30, 2022.

Form	Registration Statement No.	Description
Form S-3	333-265877	Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Purchase Contracts, Units and Warrants
Form S-4	333-248707	Fixed-to-Floating Rate Senior Note Exchanges
Form S-8	333-100001	2002 Savings-Related Stock Plan
Form S-8	333-99989	1997 Equity Incentive Plan
Form S-8	333-46678	1997 Equity Incentive Plan
Form S-8	333-36793	1997 Equity Incentive Plan
Form S-8	333-36409	1997 Equity Incentive Plan
Form S-8	333-135696	2006 Equity Incentive Plan
Form S-8	333-160171	2006 Equity Incentive Plan
Form S-8	333-183656	2006 Equity Incentive Plan
Form S-8	333-218048	2017 Stock Incentive Plan
Form S-8	333-233874	2017 Stock Incentive Plan

Under Rule 436(c) of the 1933 Act, our review reports are not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the 1933 Act.

/s/ Ernst & Young LLP

Boston, Massachusetts